Exhibit 10.9.2

DISTRIBUTOR AGREEMENT

AMENDMENT NO. 2

This Amendment No. 2 is entered into as of January 1, 2005 (the “Amendment No. 2 Effective Date”) by and between Fisher Scientific Company L.L.C., having a place of business at 2000 Park Lane, Pittsburgh, Pennsylvania 15275, on behalf of itself, its parent, subsidiaries and affiliates (collectively, “Distributor”) and TVI Corporation (“Supplier” or “TVI”), with offices at 7100 Holladay Tyler Road, Suite 300, Glenn Dale, Maryland 20769. In consideration of the mutual promises and covenants hereinafter set forth, the parties acknowledge and agree that the Distributor Agreement entered into as of April 3, 2002, by and between the parties (the “Original Agreement”), as amended in the Distributorship Agreement Addendum, dated February 25, 2003 (“Amendment No. 1”) (collectively, the “Agreement”), is hereby amended as follows, but that such Agreement shall otherwise continue in full force and effect:

1.	The parties agree to amend Section 1.2 of Amendment No. 1 as follows:

a.	Replace the first sentence with the following:

“Prices. The prices payable for the Products shall be the then-current manufacturer’s suggested retail price for such Products (“Minimum Prices”), subject to the applicable discount described in Section 14, “Supplier Warranties.”

b.	Delete the last sentence and add the following sentences:

“Minimum Prices may be increased by Supplier [OMITTED]*, provided that such increases are reasonably commensurate with increases in the costs of manufacturing such Products. TVI, in its sole discretion, may make documentation supporting such increases available to Distributor upon request. Shipments shall be billed at the price in effect at time of order placement.”

2.	The parties agree to amend Section 5, “Termination,” of the Original Agreement by replacing the second occurrence of “sixty (60)” with “ninety (90)” and by adding the following sentence at the end thereof:

“For the avoidance of ambiguity, Supplier shall continue to honor Distributor’s purchase orders for Products submitted prior to the effective date of termination, pursuant to all of the terms of the Agreement.”

3.	The parties agree to amend Section 2. “Product and Markets and Customer Type (Market),” as described in Amendment No. 1, as follows:

a.	Delete Section 2.1, “Products” in its entirety and replace it with the following provision:

“2.1 Products. The products covered by this Agreement are those Decontamination Products and Infection Control Products (collectively, the “Products”) identified in Appendix A, and any improved or updated versions thereof, including accessories designed for such Products.”

b.	Delete Section 2.2, “Market and Customer Types” in its entirety.

c.	Amend the section reference of “Similar or Related Products,” from Section 2.3 to Section 2.2.

The parties further agree that the attached Appendix A shall replace Exhibit A to the Original Agreement and Appendix A to Amendment No. 1.

* MATERIAL NOTED AS [OMITTED] IS CONFIDENTIAL AND HAS BEEN OMITTED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.	The parties agree to delete Section 3, “Grant of Rights,” as described in Amendment No. 1, in its entirety and replace it with the following provisions:

“3.	Grant of Rights.

3.1 Supplier hereby appoints Distributor and Distributor hereby accepts the appointment as a non-exclusive distributor of the Decontamination Products in the Territory during the term of this Agreement and pursuant to the terms of this Agreement. Additionally, Supplier hereby appoints Distributor and Distributor hereby accepts the appointment as a non-exclusive distributor of the Infection Control Products during the term of this Agreement and pursuant to the terms of this Agreement, also in the Territory. The term of this Agreement will be effective until December 31, 2005, and it will renew annually thereafter unless either party provides written termination notification to the other party at least sixty (60) days prior to the expiration of the term of its intention not to renew. “Territory” means the United States of America, Puerto Rico, Guam and the U.S. Virgin Islands. For purposes of selling to the U.S. Government, including without limitation any or all of the branches of the U.S. Military there shall be no territorial restrictions; provided that any U.S. Military order is invoiced to, and paid from, a continental U.S. mailing address.

3.2 Distributor shall exercise its good faith efforts to meet the minimum sales goal for the Products for 2005 of [OMITTED]*.

3.3 In the event that Supplier receives a request for the Products from a potential applicable customer, Supplier may ask Distributor to quote or contact such potential customer on Supplier’s behalf. For all orders in which Distributor provides quotes directly to a customer, whether or not referred to Distributor by Supplier, and successfully secures the order from Customer, Distributor shall be entitled to the applicable discount as described in Section 14, “Supplier Warranties.”

5.	The parties agree to delete the third and fourth sentences in Section 4.7, “Sales and Marketing Support” in Amendment No. 1.

6.	The parties agree to insert the following section and language immediately following Section 3, “Grant of Rights,” as described in Amendment No. 1 and amended herein:

“6.	TVI GSA Contracts and Customers.

6.1 The parties agree that Supplier has established the following U.S. General Services Administration Contracts to increase its customer base in the government market: [OMITTED]* (collectively, the “TVI GSA Contracts”).

6.2 [OMITTED]*

6.3 [OMITTED]*

6.4 [OMITTED]*

*	MATERIAL NOTED AS [OMITTED] IS CONFIDENTIAL AND HAS BEEN OMITTED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

7.	The parties agree to insert the following new section and language immediately following Section 10 “Distributor Warranties,” in the Original Agreement, effective as of the Amendment No. 2 Effective Date:

“Supplier Warranties. Supplier represents and warrants that (i) the Supplier’s discount available to Distributor is and will be [OMITTED]* (the “Ordinary Discount”); and (ii) with regard to any and all sales resulting from contracts that are awarded from [OMITTED]*, the Supplier’s Discount available to Distributor is and will be [OMITTED]*. In addition, Supplier also represents and warrants that during the term of this Agreement, if Supplier enters into an agreement or selling arrangement with any other distributor with discounts that are more favorable than the Ordinary Discount and/or the [OMITTED]*, as applicable, made available to Distributor pursuant to this Agreement, Supplier will immediately notify Distributor of such fact in writing and will immediately adjust the Discount to Distributor to [OMITTED]*, and this Agreement will be deemed to be amended to reflect the new Ordinary Discount and/or [OMITTED]*.”

8.	Supplier agrees to participate in the Alpha Program and the Point Team Program during the calendar year 2005, under the terms of the Agreement and the letters attached hereto as Appendix B. The parties shall work in good faith to negotiate and mutually agree to Supplier’s participation in differentiated programs during any renewed term(s) of this Agreement.

9.	The parties agree to amend Section 12, “Limitation of Liability,” of the Original Agreement by replacing the second sentence thereof with the following:

EXCEPT IN THE CASE OF A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER, AND/OR TVI’S INDEMNIFICATION OBLIGATIONS UNDER THE MAY 1, 2002 GUARANTY WITH REGARD TO INTELLECTUAL PROPERTY MATTERS, IN NO EVENT SHALL EITHER PARTY’S CUMULATIVE AND TOTAL LIABILITY FOR ALL CLAIMS RELATING TO THIS AGREEMENT, EXCEED THE PRIOR TWELVE MONTHS TOTAL AMOUNT OF FEES PAID BY DISTRIBUTOR TO TVI PURSUANT TO THIS AGREEMENT.

10.	During the term of this Agreement, Distributor shall have the right upon reasonable notice and during normal business hours to audit the books and records of Supplier as reasonably necessary in order to ensure compliance with the terms of this Agreement; provided that Distributor shall use commercially reasonable efforts to minimize any inconvenience to Supplier as a result of such audit.

*	MATERIAL NOTED AS [OMITTED] IS CONFIDENTIAL AND HAS BEEN OMITTED, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11.	From the date of the execution of this Amendment No. 2 and continuing throughout the term of this Agreement and for six (6) months thereafter (the “Restricted Period”), Supplier, whether for its own account or the account of any other person or entity, shall not actively solicit, other than a general solicitation through a public medium, for employment, any person who is (or was during the Restricted Period) an employee of Distributor.

12.	Neither party shall issue or cause to be issued any press release, public announcement or disclosure of any kind or nature whatsoever or otherwise disclose the existence of this Agreement or the transactions contemplated hereby except as and to the extent that both parties jointly agree to such press release, public announcement or disclosure previously and in writing; provided however that this provision shall not preclude Distributor from promoting and marketing Supplier’s Products in its advertising and selling efforts consistent with its obligations under the Agreement.

13.	The last sentence of Section 14, “Miscellaneous” of the Original Agreement shall be deleted in its entirety and replaced with the following language: “The operation of Sections 9, 11, 15, 16, 17, and 20 hereof shall survive execution and any termination or expiration of this Agreement and remain in full force and effect at all times thereafter.”

14.	For avoidance of doubt and in accordance with Amendment No. 1 and this Amendment No. 2:

14.1 Subsection 1.2, entitled “Prices,” of Section 1, entitled “Distributor Agreement” (as described in Amendment No. 1 and amended herein) replaces Section 2, “Prices” of the Agreement.

14.2 Section 2, entitled “Product and Markets and Customer Type (Market)” (as described in Amendment No. 1 and amended herein); Section 3, entitled “Grant of Rights” (as described in Amendment No. 1 and amended herein); and Section 4, entitled “Sales and Marketing Support” (as described in Amendment No. 1 and amended herein) are hereby designated as Sections 3, 4 and 5 respectively of the Agreement.

14.3 Section 6, entitled “TVI GSA Contracts and Customers” of this Amendment No. 2 is hereby designated as Section 6 of the Agreement.

14.4 Section 3, entitled “Submission of Orders”; Section 4, entitled “Payment”; Section 5, entitled “Termination”; Section 7, entitled “Use of TVI Trademarks”; Section 8, entitled “Intellectual Property Rights”; Section 9, entitled “Product Warranty”; and Section 10, entitled “Distributor Warranties” (as collectively described in the Agreement), are hereby designated as Sections 7, 8, 9, 10, 11, 12 and 13 respectively of the Agreement.

14.5 Section 7, entitled “Supplier Warranties” of this Amendment No. 2 is hereby designated as Section 14 of the Agreement.

14.6 Section 11, entitled “Indemnity”; Section 12, entitled “Limitation of Liability” (as amended herein); and Section 13, entitled “Confidentiality” (as collectively described in the Original Agreement) are hereby designated as Sections 15, 16 and 17 of the Agreement.

14.7 Section 8 of this Amendment No. 2 regarding the Alpha and Team Point Programs is hereby designated as Section 18 of the Agreement.

14.8 Section 10 of this Amendment No. 2 regarding auditing rights, Section 11 of this Amendment No. 2 regarding non-solicitation and Section 12 of this Amendment No. 2 regarding public disclosures are hereby designated as Sections 19, 20 and 21 of the Agreement.

14.9 Section 14, entitled “Miscellaneous”, as described in the Original Agreement and amended herein, is hereby designated as Section 22 of the Agreement.

14.10 All references to other sections of the Agreement are hereby numerically adjusted as necessary in order to logically reflect and refer to the section designations set forth in this section.

15.	Except as modified above, all terms and conditions of the Agreement shall remain in full force and effect.

16.	All capitalized words not defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Amendment No. 2 as of the day and year first written above.

FISHER SCIENTIFIC COMPANY L.L.C.		TVI CORPORATION

By:	/s/ Tim Zeh	By:	/s/ Richard Priddy
Title:	Vice President	Title:	CEO

Date:	7/25/05	Date:	7/19/05

Appendix A - Products

DECONTAMINATION PRODUCTS

Product	Minimum Price
Decontamination Systems At-A-Glance

Decontamination Systems
MP Decontamination System
First Responder & Hospital System (3 Line System)
Compact System (2 Line System)
Professional Individual System

Decontamination Shelters
Individual Decon Shelter
2 Line Decon Shelter
Mass Casualty
3 Line Hazmat Shelter
USAR Shelter
Consequence Response Shelter
MP High Capacity Shelter

Command Control Shelters
Field Hospital Shelter
Command Post Shelter
Command / Logistics Shelter
First Response Shelter
Casualty Management Shelter
Temporary Morgue

INFECTION CONTROL PRODUCTS

Product	Minimum Price
ISO-POD
Inflatable Infection / Isolation Indoor Shelter
Outdoor Infection / Isolation Control Shelters
Filtration System- 400 HEPA
Filtration System- 400 CHEM / BIO
Filtration System- 1500 HEPA
Filtration System- 1500 CHEM / BIO
Trailer System
MK-1